Exhibit 10.14

Spouse Consent Letter

I hereby acknowledge, confirm and attest that I, Ying ZHANG (张莹), is a PRC citizen with ID Card No. *** and the legal spouse of GENG Xiaohua (耿晓华), a PRC citizen with ID Card No. *** (the “Shareholder”).

I hereby unconditionally and irrevocably acknowledge and confirm that the Shareholder holds 100% equity interests (the “Shareholder Interests”) of Beijing iQIYI Science & Technology Co., Ltd. (the “Company”).

I hereby acknowledge, confirm, unconditionally and irrevocably agree that (i) the Shareholder has entered into the Amended and Restated Business Operation Agreement, the Amended and Restated Loan Agreement, the Amended and Restated Exclusive Call Option, the Amended and Restated Proxy Agreement, and the Amended and Restated Equity Pledge Agreement on January 30, 2013 (collectively, the “VIE Agreements”), and I have no objection against execution and performance of the VIE Agreements by the Shareholder; (ii) I have no objection against the formation, grant and exercise of the equity pledge, exclusive call option, authorized proxy or loan provided under the VIE Agreements, and confirm no claim or action shall be made currently or in the future to make any objection, prevention or interference thereof; (iii) any further amendment or termination of the VIE Agreements may be made without my consent; (iv) in no event shall I pursue any claim against the Shareholder Interests, including without limitation voting and disposal right thereupon and economic benefit arising thereof (if any); and (v) I shall not take any action which is intended against any of the foregoing agreements.

I hereby further acknowledge, confirm, unconditionally and irrevocably agree that if the married relationship between me and the Shareholder is dissovled, (i) to the extent permitted under applicable laws, the Shareholder Interests are exclusive and personal assets of the Shareholder, are not held as common assets jointly owned by the spouse and therefore indivisible, and I hereby unconditionally and irrevocably waive any of my rights upon the Shareholder Interests granted under applicable laws; (ii) if the provision in Item (i) of this Paragraph is in breach of applicable laws and I could acquire Shareholder Interests as part of the common assets jointly owned by the spouse or by way of any other right relating to assets under married relationship (the “Spouse Interests”), the Shareholder shall have the right to purchase from me all or any part of the Spouse Interests (the “Special Right of Purchase”). The Special Right of Purchase may not be exercised without delivering to me a notice in writing (the “Exercise Notice”). The Exercise Notice shall set forth the fair value payable for the Spouse Interests, which shall be the fair value determined on the date of execution of the Exercise Notice. If I have any objection against the fair value of the Spouse Interests set forth in the Exercise Notice, I shall immediately notify such objection to the Shareholder and the Company in writing, and such fair value shall be determined by a qualified appraiser jointly appointed by the Shareholder and me. If the Shareholder and I fail to agree upon appointment of the appraiser within ten (10) days from execution of the Exercise Notice, the Shareholder and I may appoint a qualified appraiser respectively, and the two appraisers so appointed shall appoint a qualified third appraiser to determine the final fair value. The fees and expenses of the appraiser shall be equally paid by the Shareholder and me. Exercise of the Special Right of Purchase shall be closed within ten (10) days after the end of the appraisal. If the Shareholder elects not to exercise the Special Right of Purchase, or I acquire all or any part of the Shareholder Interests for any reason and by any means whatsoever, I shall, as shareholder the Company, sign and be bound by the VIE Agreements (as amended from time to time) and comply with the obligations provided thereunder. For this purpose, once it is necessary, I shall execute a series of documents in the form and substance generally the same with the VIE Agreements (as amended from time to time).

This Spouse Consent Letter is governed by and interpreted in accordance with the laws of PRC, without regard to the principles of conflict of laws. I hereby agree to keep confidential the existence and content of this Spouse Content Letter. I acknowledge that I have been advised to but expressly rejected the advice to engage a separate advisor for preparation of this Spouse Consent Letter.

I hereby undertake and warrant that I have the right to execute this Spouse Consent Letter and am fully capable for any civil conduct in connection with such execution. Once executed, this Spouse Consent Letter shall constitute a legal document binding upon me. If there is any conflict between this Spouse Consent Letter and any other legal document, this Spouse Consent Letter shall prevail.

Signature: /s/ Ying ZHANG

Date: September 26, 2016

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